EQUINOX FRONTIER FUNDS

Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C.§1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Equinox Frontier Select Fund, a Series of Equinox Frontier Funds (Formerly The Frontier Fund) on Form 10-K for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Equinox Frontier Select Fund.

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Equinox Frontier Select Fund, a Series of Equinox Frontier Funds

Date: March 31, 2017